Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 1 to this Registration Statement on Form S-4 (Registration No. 333-114485) of Quality Distribution, LLC of our report dated March 26, 2004, relating to the consolidated financial statements of Quality Distribution, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts.”

/S/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Tampa, Florida

June 7, 2004